PPL CORPORATION

TWO NORTH NINTH STREET

ALLENTOWN, PA 18101

April 11, 2003

Dear Shareowner:

According to our latest records, we have not yet received your proxy for the important Annual Meeting of Shareowners of PPL Corporation, to be held on April 25, 2003. Your Board of Directors has unanimously recommended that shareholders vote FOR Items 1, 2 and 3, and AGAINST Items 4, 5 and 6.

Please help your company avoid the expense of further solicitation — vote your proxy TODAY by telephone, via the Internet, or by signing and returning the enclosed proxy card.

Thank you for your cooperation.

Very truly yours,

Robert J. Grey

Secretary

IMPORTANT NOTE:

Remember, you can now vote by telephone or via the Internet —

Simply follow the easy instructions on the enclosed

proxy or voting instruction card.

If you have any questions, or need assistance in the last-minute voting of your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

TOLL-FREE, at 1-877-825-8777.